UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 22, 2005

MGM MIRAGE

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-16760 (Commission File Number)	88-0215232 (I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada (Address of Principal Executive Offices)	89109 (Zip Code)

(702) 693-7120
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
INDEX TO EXHIBITS
EX-10.1
EX-10.2

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On March 22, 2005, (i) Mandalay Resort Group, a Nevada corporation (“Mandalay”), Circus Circus Michigan, Inc., a Michigan corporation and a wholly-owned subsidiary of Mandalay (“Circus Michigan”), CCM Merger Inc., a Michigan corporation (“Merger Parent”), CCM Merger Sub., Inc., a Michigan corporation and a wholly-owned subsidiary of Merger Parent (“Merger Sub”), and MGM MIRAGE, a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Agreement”) and (ii) the Company and the Merger Parent entered into a letter agreement in connection with the Agreement (together with the Agreement, the “Merger Agreement”). The Merger Agreement provides that, subject to the conditions set forth therein, Merger Sub will merge with and into Circus Michigan (the “Merger”), with Circus Michigan continuing as the surviving entity and a wholly-owned subsidiary of Merger Parent. The Merger Agreement provides for a purchase price of $525 million in cash and contemplates an additional payment to take into account excess cash at closing. The Merger Agreement was entered into in light of applicable Michigan law which precludes the Company from owning or operating more than one casino in Detroit. The Merger is subject to customary closing conditions contained in the Merger Agreement and Michigan regulatory review and approval. The Merger will be completed immediately prior to and subject to the closing of the Company’s merger with Mandalay which is expected to occur in the second quarter of 2005.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

10.1 Agreement and Plan of Merger by and among Mandalay, Circus Michigan, Merger Parent, Merger Sub, and the Company.

10.2 Letter Agreement by and between Merger Parent and the Company.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE

Date: March 25, 2005	By:	/s/ Bryan L. Wright

	Name:	Bryan L. Wright
	Title:	Senior Vice President - Assistant General Counsel & Assistant Secretary

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INDEX TO EXHIBITS

No.	Description
10.1	Agreement and Plan of Merger by and among Mandalay, Circus Michigan, Merger Parent, Merger Sub, and the Company.

10.2	Letter Agreement by and between Merger Parent and the Company.

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